EXHIBIT 5.1

    [LATHAM & WATKINS LETTERHEAD]

November 21, 2001

Valentis, Inc.
863A Mitten Road
Burlingame, California 94010

  Re:
  $45,000,000 Aggregate Offering Price of Securities of Valentis, Inc.

Ladies and Gentlemen:

    In connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by Valentis, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

    You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $45,000,000 aggregate offering price of (i) one or more series of preferred stock, par value $0.001 per share (the "Preferred Stock"), (ii) shares of common stock, par value $0.001 per share (the "Common Stock"), or (iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"). The Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." The Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock.

    In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

    We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California and of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

    Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

    1.  When (i) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, and (c) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock or (ii) upon the exercise of any Warrants exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

    2.  When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, and (iii) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (b) upon the exercise of any Warrants exercisable for Common Stock) will be validly issued, fully paid and nonassessable.

    3.  When (i) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, (ii) the applicable warrant agreement (the "Warrant Agreement") between the Company and a financial institution identified therein as warrant agent (each a "Warrant Agent") has been duly authorized, executed and delivered, (iii) the Warrants have been duly established in accordance with the terms of the Warrant Agreement and applicable law and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and assuming that (a) the Warrants and the Warrant Agreement are governed by the internal laws of the State of California, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) at the time of issuance of the Warrants, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, in order to issue the shares which are issuable upon exercise of the Warrants, (d) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and (e) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and upon adoption by the Board of Directors of the Company of a resolution in form and content required by applicable law and upon issuance and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

    The opinion set forth in paragraph 3 relating to the enforceability of the Warrants is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and (iii) certain rights, remedies and waivers contained in the Warrants may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Warrants invalid or unenforceable as a whole.

    To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

    We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

    This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                      Very truly yours,

                      /s/ LATHAM & WATKINS